UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As reported in its Form 10-K for the year ended December 3, 2005, during fiscal year 2005, H.B. Fuller Company (the “Company”) granted to its employees under its Year 2000 Stock Incentive Plan a total of 810,215 non-qualified stock options and a total of 214,793 restricted stock shares and restricted stock units. Most of these grants were made to key employees pursuant to the Company’s annual grants of stock-based incentive compensation, which are customarily granted each year at the December meeting of the Compensation Committee of the Company’s Board of Directors. The Company’s fiscal year ends on the Saturday closest to November 30. Once in every five or six years, the fiscal year is 53 weeks instead of 52. Fiscal 2005 was a 53-week year. Due to the 53-week year and the timing of scheduled Board and Compensation Committee meetings, two annual stock incentive grants were made to key executives during fiscal 2005 – one grant in December 2004 for the fiscal 2005 stock incentive awards and one grant in December 2005 for the fiscal 2006 stock incentive awards. Of the 810,215 non-qualified stock options granted during fiscal 2005, 359,046 non-qualified stock options were granted in December 2005 related to the fiscal 2006 stock incentive awards. Of the 214,793 restricted stock shares and restricted stock units granted during fiscal 2005, 100,895 restricted stock shares and restricted stock units were granted in December 2005 related to the fiscal 2006 stock incentive awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 21, 2006

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
General Counsel and Corporate Secretary